EXHIBIT 21.1 - SUBSIDIARIES OF THE REGISTRANT



       (a)    Activ Training Limited
       (b)    ITC Australasia Pty. Ltd.
       (c)    Turn-Key Training Technologies, Inc.
       (d)    ITC Canada Limited